Exhibit 21.1 - Subsidiaries of the Corporation

                         Name                         State of Formation
        ---------------------------------------- ------------------------------
        Jacobs & Company                                 West Virginia
        FS Investments, Inc.                             West Virginia
        Triangle Surety Agency, Inc.                     West Virginia
        First Surety Corporation                         West Virginia
        Crystal Mountain Water, Inc.                       Arkansas